Exhibit 99.1

PowerFleet Reports Second Quarter 2021 Financial Results

Woodcliff Lake, NJ — August 5, 2021 — PowerFleet, Inc. (Nasdaq: PWFL), a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, reported results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights

●	Total revenue was $33.5 million, a 30% increase year-over-year.

●	High margin, recurring and services revenue was $18.1 million, or 54% of total revenue.

●	At quarter end, cash and cash equivalents totaled $39.9 million and $53.3 million of working capital.

Second Quarter 2021 and Recent Operational Highlights

●	Launched ‘Vista’, an advanced vehicle video solution with artificial intelligence capabilities to analyze and proactively manage risky driving situations across fleets.

●	Entered into a reseller agreement with Mitsubishi Logisnext Americas Group (Logisnext) to introduce PowerFleet Enterprise Telematic Solution to their North American customers and dealer network.

●	Selected by White Oak Transportation to equip their 875-trailer fleet with PowerFleet’s LV-500 solution for better asset visibility, and operational efficiencies.

●	Chosen by the Israeli Police to provide technological services for more than 7,500 vehicles for the next four years.

●	Provided Comasco with an IoT solution for real-time tracing and inventory management of their rented crane parts.

Management Commentary

“The measurable pickup we experienced in new sales activity across our geographic regions was a key driver of the robust revenue growth we generated in the second quarter,” said Chris Wolfe, PowerFleet CEO. “The acceleration we are seeing across our end markets drove a 16% sequential increase and 30% year-over-year increase in total revenue, while our focus on building predictable revenue streams produced an 11% year-over-year increase in high margin, recurring and services revenue. Our financial performance also demonstrates the leverage in our business model, reflected by our expanding profitability metrics. Overall, our second quarter results reveal the continued execution of our long-term strategy to increase high margin recurring and services revenue by expanding our high-value solutions offerings and growing our business in our targeted markets.

“PowerFleet’s improving financial performance is a direct result of the building sales activity we’ve been seeing across our key geographic regions, which is also validated by our robust backlog and opportunity pipeline. Domestically, we secured several new wins and follow-on orders in the quarter, including adding a major North American moving company and White Oak as new customers as well as signing a major 3,000-unit follow-on order with a customer who we announced last year. Internationally, our sales momentum and customer traction were equally as robust. Our Israeli operations achieved two major milestones in Q2, including surpassing 200,000 monthly subscribers and installing 6,400 units in the month of June, which is the highest monthly installation count since the company’s inception.

“As our financial and operational performance indicate, we have entered the second half of 2021 with encouraging momentum, giving us confidence in our growth prospects. We are making meaningful progress on our financial goals and toward realizing our vision to be the leading solutions provider in the massive industrial IoT solutions space.”

Second Quarter 2021 Financial Results

Total revenue increased 30% to $33.5 million from $25.8 million in the same year-ago period.

Services revenue was $18.1 million, or 54% of total revenue, an improvement compared to $16.4 million, or 64% of total revenue, in the same year-ago period. Product revenue, which drives future services revenue, was $15.5 million, or 46% of total revenue, an improvement compared to $9.4 million, or 36% of total revenue, in the same year-ago period.

Gross profit was $16.0 million, or 48% of total revenue, compared to $14 million, or 55% of total revenue, in the same year-ago period. Service gross profit was $11.4 million, or 63% of total service revenue, compared to $10.7 million, or 65% of total service revenue, in the same year-ago period. Product gross profit was $4.6 million, or 30% of total product revenue, compared to $3.4 million, or 35% of total product revenue, in the same year-ago period.

Selling, general and administrative expenses were $13.4 million, compared to $12.2 million in the same year-ago period. Research and development expenses were $2.8 million, compared to $2.6 million in the same year-ago period.

Net loss attributable to common stockholders totaled $2.6 million, or $(0.08) per basic and diluted share (based on 34.9 million weighted average shares outstanding), compared to net loss attributable to common stockholders of $3.8 million, or $(0.13) per basic and diluted share, in the same year-ago period (based on 29.4 million weighted average shares outstanding).

Non-GAAP net income totaled $1.4 million, or $0.04 per basic and $0.03 per diluted share (based on 34.9 million weighted average basic shares outstanding and 43.1 million weighted average diluted shares outstanding), an improvement compared to non-GAAP net income of $789,000, or $0.03 per basic and $0.02 diluted share (based on 29.4 million weighted average basic shares outstanding and 36.6 million weight average diluted shares outstanding), in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about non-GAAP net income and its reconciliation to GAAP net income/loss).

Adjusted EBITDA, a non-GAAP metric, totaled $2.8 million, an improvement from adjusted EBITDA of $2.1 million in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

At quarter-end, the company had $39.9 million in cash and cash equivalents. The Company’s working capital position at quarter-end was $53.3 million.

Investor Conference Call

PowerFleet management will discuss these results and business outlook on a conference call today (Thursday, August 5, 2021) at 8:30 a.m. Eastern time (5:30 a.m. Pacific time).

PowerFleet management will host the presentation, followed by a question-and-answer session.

U.S. dial-in: 888-506-0062

International dial-in: 973-528-0011

Passcode: 284878

The conference call will be broadcast simultaneously and available for replay here and in the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact PowerFleet’s investor relations team at (949) 574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), PowerFleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted share and adjusted EBITDA. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of PowerFleet’s current financial performance. Specifically, PowerFleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternate to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Because PowerFleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2021	2020	2021

Net loss attributable to common stockholders	$(3,766,000)	$(2,633,000)	$(8,315,000)	$(5,616,000)
Non-controlling interest	(1,000)	(1,000)	(16,000)	(1,000)
Preferred stock dividend and accretion	1,140,000	1,196,000	2,263,000	2,392,000
Interest (income) expense, net	625,000	598,000	1,360,000	1,056,000
Other (income) expense, net	(5,000)	2,000	(7,000)	2,000
Income tax (benefit) expense	460,000	67,000	653,000	540,000
Depreciation and amortization	1,983,000	2,089,000	4,050,000	4,230,000
Stock-based compensation	977,000	1,096,000	2,086,000	2,193,000
Foreign currency translation	693,000	388,000	51,000	(631,000)
Impact of the fair value mark-up of acquired inventory	(9,000)	-	124,000	-

Adjusted EBITDA	$2,097,000	$2,802,000	$2,249,000	$4,165,000

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Net Income (Loss) Financial Measures

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2021	2020	2021

Net loss attributable to common stockholders	$(3,766,000)	$(2,633,000)	$(8,315,000)	$(5,616,000)
Preferred stock dividend and accretion	1,140,000	1,196,000	2,263,000	2,392,000
Other (income) expense, net	(5,000)	2,000	(7,000)	2,000
Intangible assets amortization expense	1,332,000	1,298,000	2,664,000	2,597,000
Stock-based compensation	977,000	1,096,000	2,086,000	2,193,000
Foreign currency translation	693,000	388,000	51,000	(631,000)
Non-cash portion of income tax expense	427,000	21,000	615,000	492,000
Impact of the fair value mark-up of acquired inventory	(9,000)	-	124,000	-
Non-GAAP net income (loss)	$789,000	$1,368,000	$(519,000)	$1,429,000

Non-GAAP net income (loss) - basic	$0.03	$0.04	$(0.02)	$0.04
Non-GAAP net income (loss) - diluted	$0.02	$0.03	$(0.02)	$0.03
Weighted average common shares outstanding - basic	29,399,000	34,898,000	29,216,000	34,083,000
Weighted average common shares outstanding - diluted	36,583,000	43,083,000	29,216,000	42,403,000

About PowerFleet

PowerFleet® Inc. (NASDAQ: PWFL; TASE: PWFL) is a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial trucks, tractor trailers, containers, cargo, and vehicles and truck fleets. The company is headquartered in Woodcliff Lake, New Jersey, with offices located around the globe. PowerFleet’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. Our offerings are sold under the global brands PowerFleet, Pointer, and Cellocator. For more information, please visit www.powerfleet.com, the content of which does not form a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to PowerFleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond PowerFleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion, or other financial information; emerging new products; and plans, strategies, and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Pointer, which may be affected by, among other things, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for PowerFleet’s products to continue to develop, the possibility that PowerFleet may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer, the inability to protect PowerFleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in PowerFleet’s filings with the Securities and Exchange Commission, including PowerFleet’s annual report on Form 10-K for the year ended December 31, 2020. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, PowerFleet. Unless otherwise required by applicable law, PowerFleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

PowerFleet Company Contact
Ned Mavrommatis, CFO
NMavrommatis@powerfleet.com
(201) 996-9000

PowerFleet Investor Contact
Matt Glover
Gateway Investor Relations
PWFL@gatewayIR.com
(949) 574-3860

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2021	2020	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Products	$9,394,000	$15,466,000	$22,602,000	$26,886,000
Services	16,371,000	18,082,000	33,962,000	35,653,000

	25,765,000	33,548,000	56,564,000	62,539,000
Cost of revenue:
Cost of products	6,023,000	10,862,000	15,325,000	19,014,000
Cost of services	5,699,000	6,641,000	12,330,000	13,010,000

	11,722,000	17,503,000	27,655,000	32,024,000

Gross Profit	14,043,000	16,045,000	28,909,000	30,515,000

Operating expenses:
Selling, general and administrative expenses	12,166,000	13,421,000	27,269,000	27,029,000
Research and development expenses	2,582,000	2,779,000	5,754,000	5,524,000

	14,748,000	16,200,000	33,023,000	32,553,000

Loss from operations	(705,000)	(155,000)	(4,114,000)	(2,038,000)
Interest income	17,000	12,000	31,000	24,000
Interest expense	(679,000)	(611,000)	(1,429,000)	(1,081,000)
Foreign currency translation of debt	(805,000)	(615,000)	90,000	412,000
Other (expense) income, net	5,000	(2,000)	7,000	(2,000)

Net loss before income taxes	(2,167,000)	(1,371,000)	(5,415,000)	(2,685,000)

Income tax benefit (expense)	(460,000)	(67,000)	(653,000)	(540,000)

Net loss before non-controlling interest	(2,627,000)	(1,438,000)	(6,068,000)	(3,225,000)
Non-controlling interest	1,000	1,000	16,000	1,000

Net loss	(2,626,000)	(1,437,000)	(6,052,000)	(3,224,000)
Accretion of preferred stock	(168,000)	(168,000)	(336,000)	(336,000)
Preferred stock dividend	(972,000)	(1,028,000)	(1,927,000)	(2,056,000)

Net loss attributable to common stockholders	$(3,766,000)	$(2,633,000)	$(8,315,000)	$(5,616,000)

Net loss per share - basic and diluted	$(0.13)	$(0.08)	$(0.28)	$(0.16)
Weighted average common shares outstanding - basic
and diluted	29,399,000	34,898,000	29,216,000	34,083,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	As of
	December 31, 2020	June 30, 2021
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,127,000	$39,861,000
Restricted cash	308,000	308,000
Accounts receivable, net	24,147,000	29,656,000
Inventory, net	12,873,000	13,472,000
Deferred costs - current	3,128,000	2,800,000
Prepaid expenses and other current assets	6,184,000	6,909,000
Total current assets	64,767,000	93,006,000

Deferred costs - less current portion	2,233,000	1,163,000
Fixed assets, net	8,804,000	8,866,000
Goodwill	83,344,000	83,344,000
Intangible assets, net	31,276,000	28,678,000
Right of use asset	9,700,000	9,451,000
Severance payable fund	4,056,000	4,062,000
Deferred tax asset	1,506,000	1,005,000
Other assets	3,115,000	3,177,000
Total assets	$208,801,000	$232,752,000

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$5,579,000	$5,918,000
Accounts payable and accrued expenses	20,225,000	23,563,000
Deferred revenue - current	7,339,000	8,048,000
Lease liability - current	2,755,000	2,190,000
Total current liabilities	35,898,000	39,719,000

Long-term debt, less current maturities	23,179,000	20,015,000
Deferred revenue - less current portion	6,006,000	5,421,000
Lease liability - less current portion	7,050,000	7,416,000
Accrued severance payable	4,714,000	4,672,000
Other long-term liabilities	674,000	739,000

Total liabilities	77,521,000	77,982,000

MEZZANINE EQUITY
Convertible redeemable Preferred stock: Series A	51,992,000	52,327,000

STOCKHOLDERS’ EQUITY	-	-
Total Powerfleet, Inc. stockholders’ equity	79,213,000	102,364,000
Non-controlling interest	75,000	79,000
Total equity	79,288,000	102,443,000
Total liabilities and stockholders’ equity	$208,801,000	$232,752,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

	Six Months Ended June 30,
	2020	2021
		(Unaudited)
Cash flows from operating activities (net of net assets acquired):
Net loss	$(6,052,000)	$(3,224,000)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Non-controlling interest	(16,000)	(1,000)
Inventory reserve	126,000	135,000
Stock based compensation expense	2,167,000	2,452,000
Depreciation and amortization	4,050,000	4,231,000
Right-of-use assets, non-cash lease expense	1,437,000	1,503,000
Bad debt expense	543,000	531,000
Other non-cash items	(35,000)	160,000
Deferred taxes	653,000	540,000
Changes in:
Operating assets and liabilities	1,542,000	(3,124,000)

Net cash (used in) provided by operating activities	4,415,000	3,203,000

Cash flows from investing activities:
Proceeds from sale of property and equipment	35,000	-
Capital expenditures	(822,000)	(1,454,000)

Net cash (used in) investing activities	(787,000)	(1,454,000)

Cash flows from financing activities:
Net proceeds from stock offering	4,041,000	26,867,000
Payment of preferred stock dividend	-	(2,056,000)
Repayment of long-term debt	(991,000)	(2,671,000)
Short-term bank debt, net	(357,000)	93,000
Proceeds from exercise of stock options	342,000	142,000
Purchase of treasury stock upon vesting of restricted stock	(248,000)	(362,000)

Net cash (used in) provided by financing activities	2,787,000	22,013,000

Effect of foreign exchange rate changes on cash and cash equivalents	(1,341,000)	(2,028,000)
Net increase in cash, cash equivalents and restricted cash	5,074,000	21,734,000
Cash, cash equivalents and restricted cash - beginning of period	16,703,000	18,435,000

Cash, cash equivalents and restricted cash - end of period	$21,777,000	$40,169,000